Exhibit 99.1

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408 536.4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
408 536.6401
campbell@adobe.com

Adobe Systems Reports Strong Q2 Revenue and Earnings

Record Adobe Creative Suite and Adobe Acrobat Revenue Drive 28 Percent Top Line Growth

SAN JOSE, Calif. — June 17, 2004 — Adobe Systems Incorporated (NASDAQ: ADBE) today reported financial results for its second quarter ended June 4, 2004.

In the second quarter of fiscal 2004, Adobe achieved revenue of $410.1 million, compared to $320.1 million reported for the second quarter of fiscal 2003 and $423.3 million reported in the first quarter of fiscal 2004.  On a year-over-year basis, this represents 28 percent revenue growth.  Adobe’s second quarter revenue target range, revised upward on May 3, 2004, was $390 to $410 million.

“Continued strong demand for the Adobe Creative Suites and the Adobe Acrobat product family, combined with solid execution across our business, highlighted another exceptional quarter,” said Bruce R. Chizen, president and chief executive officer. “Our strategy of delivering comprehensive platforms to our customers is driving greater revenue than anticipated.  As a result, we expect to exceed our previous full year financial targets.”

GAAP diluted earnings per share for the second quarter of fiscal 2004 were $0.44.   Non-GAAP diluted earnings per share, which does not include an investment gain from the company’s venture program, also were $0.44.  Adobe’s revised GAAP and non-GAAP second quarter earnings target range was $0.39 to $0.44 per share.

GAAP net income was $109.4 million for the second quarter of fiscal 2004, compared to $64.2 million reported in the second quarter of fiscal 2003, and $123.0 million in the first quarter of fiscal 2004.  On a year-over-year basis, GAAP net income grew 70 percent.

Non-GAAP net income, which does not include investment gains and losses, was $108.8 million for the second quarter of fiscal 2004, compared to $66.7 million in the second quarter of fiscal 2003, and $123.8 million in the first quarter of fiscal 2004.  On a year-over-year basis, non-GAAP net income grew 63 percent.

GAAP diluted earnings per share for the second quarter of fiscal 2004 were $0.44 based on 247.0 million weighted average shares. This compares with GAAP diluted earnings per share of $0.27 reported in the second quarter of fiscal 2003, based on 239.2 million weighted average shares, and GAAP diluted earnings per share of $0.50 reported in the first quarter of fiscal 2004, based on 246.1 million weighted average shares.

Adobe’s GAAP and non-GAAP operating income were $141.8 million in the second quarter of fiscal 2004, compared to $91.5 million in the second quarter of fiscal 2003 and $163.3 million in the first quarter of fiscal 2004.  As a percent of revenue, GAAP and non-GAAP operating income in the second quarter of fiscal 2004 were 34.6 percent, compared to 28.6 percent in the second quarter of fiscal 2003 and 38.6 percent in the first quarter of fiscal 2004.

Company Provides Third Quarter Financial Targets

For the third quarter of fiscal 2004, the Company announced that it is targeting revenue of $360 to $380 million, a gross margin range of approximately 93 to 94 percent, and GAAP and non-GAAP operating margin ranges of 28 to 31 percent.

As a percent of revenue, Adobe is targeting third quarter expenses as follows:

Research & Development – approximately 21 to 22 percent
Sales & Marketing – approximately 32 to 34 percent
General & Administrative – approximately 9 to 10 percent

In addition, Adobe is targeting its share count range to be between 247 and 249 million shares in the third quarter of fiscal 2004.  The Company also is targeting other income in its third quarter to be approximately $4 million, and a tax rate of 26 percent.  These targets lead to third quarter GAAP and non-GAAP earnings per share target ranges of $0.31 to $0.36.

The Company currently believes targeted non-GAAP earnings per share and non-GAAP operating margin results will not differ materially from targeted GAAP results.

The Adobe Board of Directors declared this quarter’s cash dividend of $0.0125 per share, payable on July 13, 2004 to stockholders of record as of June 29, 2004.

Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, gross margin, operating margin, operating expenses, share count, tax rate, and earnings per share, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to:  adverse changes in general economic or political conditions in any of the major countries in which we do business, delays in development or shipment of our new products or major new versions of existing products, introduction of new products by existing and new competitors, difficulties in transitions to new business models or markets, changes in demand for application software, computers and printers, intellectual property disputes and litigation, changes to our distribution channel, the impact of malicious code, such as worms and viruses, on our computer network and applications, interruptions or terminations in our relationships with our turnkey assemblers, fluctuations in foreign currency exchange rates, changes in accounting rules, unanticipated changes in tax rates, market risks associated with our equity investments, and our inability to attract and retain key personnel. For further discussion of these and other risks and uncertainties, individuals should refer to the Company’s SEC filings, including the 2003 annual report on Form 10-K and quarterly reports on Form 10-Q filed in 2004. The Company does not undertake an obligation to update forward looking statements.

About Adobe Systems Incorporated

Adobe helps people and businesses communicate better through its world-leading digital imaging, design and document technology platforms for consumers, creative professionals and enterprises.  Adobe’s revenue in its last fiscal year exceeded $1.2 billion.  For more information about Adobe, visit www.adobe.com.

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© 2004 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Adobe Creative Suite, and Adobe Acrobat are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries.

Condensed Consolidated Statements of Income

(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 4, 2004	May 30, 2003	June 4, 2004	May 30, 2003

Revenue:
Products	$402,553	$314,150	$818,305	$604,905
Services and support	7,532	5,996	15,061	12,136
Total revenue	410,085	320,146	833,366	617,041

Total cost of revenue:
Products	23,206	20,212	43,650	39,572
Services and support	4,049	3,144	7,787	6,146
Total cost of revenue	27,255	23,356	51,437	45,718

Gross profit	382,830	296,790	781,929	571,323

Operating Expenses:
Research and development	76,053	69,117	151,124	135,078
Sales and marketing	130,561	105,712	257,915	203,740
General and administrative	34,377	30,500	67,789	60,536
Total operating expenses	240,991	205,329	476,828	399,354

Operating income	141,839	91,461	305,101	171,969

Non-operating income:
Investment gain (loss)	873	(3,566)	(158)	(10,258)
Interest and other income	5,127	3,885	9,159	7,534
Total non-operating income (loss)	6,000	319	9,001	(2,724)

Income before income taxes	147,839	91,780	314,102	169,245
Provision for income taxes	38,438	27,534	81,666	50,774

Net income	$109,401	$64,246	$232,436	$118,471

Basic net income per share	$0.46	$0.28	$0.97	$0.51

Shares used in computing basic net income per share	238,619	232,124	238,577	231,649

Diluted net income per share	$0.44	$0.27	$0.94	$0.50

Shares used in computing diluted net income per share	246,973	239,237	246,593	237,420

Condensed Consolidated Balance Sheets

(In thousands, except per share data)
(Unaudited)

	June 4, 2004	November 28, 2003

ASSETS

Current assets:
Cash and cash equivalents	$218,664	$189,917
Short-term investments	1,062,555	906,616
Trade receivables	105,654	146,311
Other receivables	37,881	27,731
Deferred income taxes	31,961	35,875
Other current assets	27,924	22,578

Total current assets	1,484,639	1,329,028

Property and equipment, net	84,713	77,007
Goodwill	110,232	95,971
Purchased and other intangibles, net	14,812	15,318
Other assets	38,731	37,721

Total assets	$1,733,127	$1,555,045

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$33,133	$37,437
Accrued expenses	188,852	160,009
Income taxes payable	154,248	193,484
Deferred revenue	44,780	45,600

Total current liabilities	421,013	436,530

Deferred income taxes, long-term	49,862	17,715

Stockholders’ equity:
Common stock, $0.0001 par value	29,576	29,576
Additional paid-in-capital	953,195	874,126
Retained earnings	2,026,867	1,800,398
Accumulated other comprehensive loss	(4,420)	(999)
Treasury stock at cost, net of re-issuances	(1,742,966)	(1,602,301)

Total stockholders’ equity	1,262,252	1,100,800

Total liabilities and stockholders’ equity	$1,733,127	$1,555,045

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	June 4, 2004	May 30, 2003
Cash flows from operating activities:
Net income	$109,401	$64,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,741	12,065
Stock compensation expense	63	847
Deferred income taxes	15,089	2,033
Provision for (recovery of) losses on receivables	(228)	821
Tax benefit from employee stock option plans	13,303	8,091
Net (gains) losses on sales and impairments of investments	(1,429)	3,565
Changes in operating assets and liabilities:
Receivables	12,098	(415)
Other current assets	1,766	(4,492)
Trade and other payables	(2,465)	7,115
Accrued expenses	14,452	14,077
Accrued restructuring charges	(130)	(2,727)
Income taxes payable	(31,115)	13,328
Deferred revenue	1,454	9,537

Net cash provided by operating activities	147,000	128,091

Cash flows from investing activities:
Purchases of short-term investments	(307,740)	(204,997)
Maturities and sales of short-term investments	279,788	77,076
Acquisitions of property and equipment	(12,491)	(11,692)
Purchases of long-term investments	(6,765)	(3,913)
Additions to other assets	—	(3,371)
Cash paid for acquisition, net of cash received	(15,545)	(16,500)
Proceeds from sale of equity securities and long-term investments	3,145	537

Net cash used for investing activities	(59,608)	(162,860)

Cash flows from financing activities:
Purchase of treasury stock	(130,376)	(143)
Proceeds from issuance of treasury stock	65,357	36,231
Payment of dividends	(2,983)	(2,898)

Net cash provided by (used for) financing activities	(68,002)	33,190
Effect of foreign currency exchange rates on cash and cash equivalents	(485)	1,313

Net increase (decrease) in cash and cash equivalents	18,905	(266)

Cash and cash equivalents at beginning of period	199,759	142,097

Cash and cash equivalents at end of period	$218,664	$141,831

Non-GAAP Results

(In thousands, except per share data)

The following table shows the Company’s non-GAAP results reconciled to GAAP results included in this release. The Company’s non-GAAP results do not include investment gains and losses.

	Three Months Ended
	June 4, 2004	May 30, 2003	March 5, 2004

GAAP net income	$109,401	$64,246	$123,035
Investment (gain) loss, net of tax	(646)	2,496	763
Non-GAAP net income	$108,755	$66,742	$123,798

Diluted net income per share:

GAAP net income	$0.44	$0.27	$0.50
Investment loss, net of tax	—	0.01	—
Non-GAAP net income	$0.44	$0.28	$0.50

Shares used in computing diluted net income per share	246,973	239,237	246,087

Adobe continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review both GAAP information that includes the investment gains and losses discussed below and the non-GAAP measures that exclude such investment gains and losses in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.

Adobe’s non-GAAP net income and non-GAAP diluted earnings per share exclude investment gains and losses.  Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Adobe’s industry, many of which present the same or similar non-GAAP financial measures to investors.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

In accordance with GAAP, Adobe incurs investment gains and losses from its venture program.  These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial information.